CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Experts" and to the use of our report on the Money Market, Bond PLUS, Growth & Income, Growth Equity, International Equity and Managed Allocation Funds dated February 4, 2000, which is incorporated by reference in this Registration Statement (Form N-1A 333-21821) of TIAA-CREF Mutual Funds. We also consent to the use of our report on the Equity Index, Social Choice Equity, Short Term Bond, High Yield Bond and Tax Exempt Bond Funds dated March 23, 2000 included in this Registration Statement (Form N-1A 333-21821) of TIAA-CREF Mutual Funds.



                                               /s/ Ernst & Young LLP
                                               ---------------------
                                               ERNST & YOUNG LLP
New York, New York
March 23, 2000